                                                            Exhibit No. EX-99.11
                             Joint Filer Information

Name of Joint       John T. Kim, as  Co-trustee  of the  following  trusts - the
Filer:              Irrevocable Trust of John T. Kim dated 10/27/04 f/b/o of his children,  the  Irrevocable  Trust of  James  J.  Kim  dated
                    12/24/92 f/b/o  Alexandra Kim  Panichello,  the  Irrevocable
                    Trust of James J. Kim dated  10/3/94 f/b/o  Jacqueline  Mary
                    Panichello,  the  Irrevocable  Trust of  James J. Kim  dated
                    10/15/01 f/b/o Dylan James Panichello, the Irrevocable Trust
                    of James J. Kim dated  10/15/01  f/b/o  Allyson Lee Kim, the
                    Irrevocable Trust of James J. Kim dated 11/17/03 f/b/o Jason
                    Lee Kim, and as settlor, trustee and beneficiary of the John
                    T. Kim Trust dated 12/31/87.

Address:            1345 Enterprise Drive
                    West Chester, Pennsylvania 19380

Designated Filer:   Susan Y. Kim

Issuer & Ticker
Symbol:             Amkor Technology, Inc. (AMKR) (NASDAQ National Market
                    System)

Date of Event

Requiring
Statement:          October 27, 2004

Signature:          /s/Memma S. Kilgannon                       Date: 09/26/2005
                    Memma S. Kilgannon, Attorney in Fact for John T. Kim